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                             AMENDMENT NO. 1 TO

                           EMPLOYMENT AGREEMENT OF
                              ROBERT P. BRINDLEY
                            DATED FEBRUARY 6, 1991


    WHEREAS, effective February 6, 1991, Robert P. Brindley (the "Employee") and Input/Output, Inc. (the "Company") entered into an Employment Agreement (the ("Employment Agreement"); and

    WHEREAS, the Employee and the Company desire to amend the Employment Agreement pursuant to Section 7 thereof; and

    WHEREAS, the Company's Board of Directors have approved the terms of such amendment, which terms are set forth herein;

    NOW, THEREFORE, for and in consideration of the premises and pursuant to the amendment authority reserved thereunder, effective as of January 31, 1997, the Employment Agreement is hereby amended as hereinafter set forth:

                                          I.

    (A)  Section 1.1 is amended to read in its entirety as follows:

    "1.1 CONTRACT TERM.   Subject to the terms and conditions hereof, the
    Company agrees to employ the Employee for a term commencing as of February 1, 1997 and continuing through January 31, 1999, unless renewed pursuant to this Section 1.1. Beginning on January 31, 1998, this Agreement shall be automatically renewed each January 31 for a two-year term, unless either the Company or the Employee provides written notice of election not to renew, at least thirty (30) days before the applicable January 31. By way of example, unless the Employee or the Company so notifies the other on or before January 1, 1998, then the term of this Agreement will be automatically extended to expire on January 31, 2000, unless further extended; unless the Employee or the Company so notifies the other on or before January 1, 1999, then the term of this Agreement will be automatically extended to expire on January 31, 2001, unless further extended in the same manner or otherwise. In the event the Employee or the Company so notifies the other on or before January 1, 1998, then the term of the Agreement shall expire on January 31, 1999."

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    (B)  Section 1.2 is hereby amended as follows: The reference in Section 1.2 to "January 31, 1993" in the first sentence thereof is hereby deleted and substituted in lieu thereof shall be "January 31, 1999".


                                         II.

    Section 3.3.2 is amended in its entirety to read as follows:

         "3.3.2 In lieu of any further salary payments to the Employee for periods subsequent to the Date of Termination, an amount equal to the product of (a) the sum of the Employee's annual base salary plus management incentive bonus payments for the three most recently completed fiscal years of the Company (for these purposes, the bonus relating to such fiscal years shall be used even if such bonus is actually paid in a different fiscal year), divided by three (3), MULTIPLIED BY (b) two (2);"


                                         III.

    Except as expressly amended by the terms of this Amendment No. 1, the remaining terms and conditions of the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereof have executed this Amendment on this 31 day of MARCH, 1997, but effective as of January 31, 1997.


                                       INPUT/OUTPUT, INC.

                                                /s/  GARY D. OWENS
                                       --------------------------------------
                                       By:  GARY D. OWENS
                                       Its: PRESIDENT


                                       EMPLOYEE

                                               /s/  ROBERT P. BRINDLEY
                                       --------------------------------------
                                       Robert P. Brindley








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